Exhibit 10.7

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (the "Agreement") is made as of the 31st day of March, 1999 by and among American Capital Strategies, Ltd. ( the "Company"), and Norwest Bank Minnesota, National Association ("Norwest"), as escrow agent (the "Escrow Agent).

                                    Recitals

         WHEREAS, the Company has agreed to grant to ACS Funding Trust I ("ACS Funding") a first priority security interest in certain assets of the Company pursuant to a Pledge and Security Agreement, dated as of the date hereof, by and among the Company, ACS Funding and the Escrow Agent (as the same may be amended from time to time, the "Pledge and Security Agreement");

         WHEREAS, the Company has agreed to appoint a escrow agent to hold the assets so pledged on behalf of ACS Funding in order to perfect the security interest so granted in such assets; and

         WHEREAS, Norwest is willing to act as Escrow Agent hereunder and under the Pledge and Security Agreement.

                                    Agreement

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

         Section 1. Definitions. All capitalized terms used but not defined herein shall have the meanings given to them, or incorporated by reference therein, in the Pledge and Security Agreement.

         Section 2. Appointment of the Escrow Agent; Receipt of Escrowed Interests. The Company hereby constitutes and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the escrow agent under and pursuant to this Agreement. The Escrow Agent acknowledges receipt of the Supplemental Interests (the "Escrowed Interests").

         Section 3. The Escrowed Interests.

         (a) The Escrowed Interests shall be held by the Escrow Agent in trust for the benefit of ACS Funding and shall be released and delivered only in accordance with the terms of this Agreement.

         (b) The Escrowed Interests shall be not be subject to lien or attachment by any creditor of any party hereto, except the first priority perfected security interest in favor of ACS Funding pursuant to the Pledge and Security Agreement. The Escrowed Interests shall not be available to or used by the Escrow Agent to set-off any obligations of the Company owing to the Escrow Agent in any capacity.

         Section 4. Release of the Escrowed Interests.

         (a) Upon its receipt of written notice from the Company of the occurrence of the Approval Date, the Escrow Agent shall release the Escrowed Interests in accordance with Section 17 hereof.

         (b) Upon release and delivery of all of the Escrowed Interests to the Collateral Agent as provided herein, this Agreement (other than Sections 6, 7 and 8) shall automatically terminate.

         Section 5. Duties and Obligations of the Escrow Agent. The duties and obligations of the Escrow Agent shall be limited to and determined solely by the provisions of this Agreement and the Pledge and Security Agreement, and the Escrow Agent is not charged with knowledge of, or any duties or responsibilities in respect of, any other agreement or document. In furtherance and not in limitation of the foregoing:

         (a) the Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered; and

         (b) the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith; provided, however, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable for its willful misconduct or gross negligence.

         Section 6. Cooperation. The Company shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

         Section 7. Indemnity.

         (a) The Company hereby agrees to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Escrow Agent has been guilty of gross negligence or willful misconduct. Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

         (b) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligations shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

         Section 8. Resignation and Removal of the Escrow Agent.

         (a) The Escrow Agent may not resign. The Escrow Agent may be removed and replaced on a date designated in a written instrument signed by ACS Funding and the Deal Agent and delivered to the Escrow Agent. Notwithstanding the foregoing, no such removal shall be effective until a successor escrow agent has been appointed. In either event, upon the effective date of such removal, the Escrow Agent shall deliver the property comprising the Escrowed Interests to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrowed Interests as such successor may reasonably request.

         (b) Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 8 of its agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Escrowed Interests, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

         Section 9. Notices. All notices, requests, instructions, documents and other communications provided for herein or given hereunder shall be in writing and shall be deemed to have been duly given if sent to the parties at the following addresses in the manner set forth below:

                           If to the Company, to:

                           American Capital Strategies, Ltd.
                           3 Bethesda Metro Center, Suite 860
                           Bethesda, Maryland 20814
                           Attention:  President

                           If to the Escrow Agent, to:

                           Norwest Bank Minnesota, National Association
                           Sixth Street and Marquette Avenue
                           Minneapolis, MN 55479-0070
                           Attention:  Corporate Trust Services
                           Asset Backed Administration


All such notices, requests, instruction, documents and other communications shall be sent either by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service providing receipt of delivery and, in the case of notices to the Company, shall be deemed to have been given three (3) days after being deposited in the mails or one (1) day after being delivered to such a courier and, in the case of notices to the Escrow Agent, shall be effective only when actually received. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         Section 10. Amendments, etc. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of the Company and the Escrow Agent. No waiver by any party of any term or condition contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

         Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

         Section 12. Severability of Provisions. In any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 13. Assignment.

         (a) Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Escrow Agent or the Company except in connection with a merger or consolidation of the Company with or into, or disposition of the Company's properties and assets to, another Person, provided, however, that any such merger, consolidation or disposition shall satisfy the requirements of Section 9.13 of the Purchase Agreement (which requirements are incorporated herein by reference).

         (b) In connection with any permitted assignment of this Agreement by the Company, the Company shall deliver to ACS Funding and the Deal Agent an Officer's Certificate that such assignment complies with this Section 13, and shall cause such assignee to execute an agreement supplemental hereto, in form and substance satisfactory to the Company, pursuant to which such assignee shall expressly assume and agree to the performance of every covenant and obligation of the Company hereunder, to provide delivery of an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to such assignee, and to take such other actions and execute such other instruments as may reasonably be required to effectuate such assignment.

         Section 14. Further Assurances. The Escrow Agent and the Company agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement.


         Section 15. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Escrow Agent or the Company, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

         Section 16. Counterparts. This Agreement may be executed in two or more counterparts including telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 17. Binding Effect; Third-Party Beneficiaries. This Agreement shall inure to the benefit of and the obligations thereunder shall be binding upon the parties hereto and their respective successors and permitted assigns. Any permitted assigns of the Company and ACS Funding shall be third-party beneficiaries of this Agreement. Pursuant to the Pledge and Security Agreement, the Company has granted a first priority perfected security interest in all of its right, title and interest in the Escrowed Interests to ACS Funding. The Company acknowledges that ACS Funding is granting a first priority perfected security interest in all of its right, title and interest in the Escrowed Interests to the Deal Agent as agent for the Secured Parties under the Loan Funding Agreement and that, upon its receipt of the Escrowed Interests on or after the Approval Date, ACS Funding will deliver the Escrowed Interests to the Collateral Custodian to further perfect the security interest of the Deal Agent, and the Company hereby expressly (i) consents to the grant of such security interest to the Deal Agent and (ii) authorizes the delivery of the Escrowed Interests to the Collateral Custodian. The Company and ACS Funding agree that the Deal Agent, as agent for the Secured Parties under the Loan Funding Agreement shall be a third party beneficiary hereof.

         Section 18. Merger and Integration. Except as specifically stated otherwise herein, this Agreement, together with the Pledge and Security Agreement, sets forth the entire understanding of the parties relating to the subject matter hereof, there are no other agreements between the parties for transactions relating to or similar to the transactions contemplated by this Agreement, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.





                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                            AMERICAN CAPITAL STRATEGIES, LTD.



                                            By:_________________________
                                            Name:_______________________
                                            Title:______________________




                                            NORWEST BANK MINNESOTA, NATIONAL
                                            ASSOCIATION


                                            By:_________________________
                                            Name:_______________________
                                            Title:______________________